UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 6, 2005

ALLIANCE BANKSHARES CORPORATION
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-49976 (Commission File Number)	46-0488111 (I.R.S. Employer Identification No.)
14280 Park Meadow Drive #350
Chantilly, Virginia 20151
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (703) 814-7200
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     As disclosed in its October 7, 2005 press release and Form 8-K, Alliance Bankshares Corporation’s (“Alliance Bankshares”) banking subsidiary, Alliance Bank Corporation (“Alliance Bank”) executed a definitive Stock Purchase Agreement with Thomas P. Danaher and Thomas P. Danaher and Company, Inc. (“Danaher Insurance”) on October 6, 2005 (the “Stock Purchase Agreement”) to acquire the Danaher Insurance Agency. A copy of the Stock Purchase Agreement is attached as Exhibit 10.9 to this report and is incorporated herein by reference.
     The Stock Purchase Agreement provides for the purchase of all of the issued and outstanding capital stock of Danaher Insurance from Thomas P. Danaher for a purchase price of between $2.975 million and $3.2 million in cash. $2,975,000 of the purchase price, including escrows, will be paid at closing to Thomas P. Danaher with a potential additional $225,000 to be paid to Thomas P. Danaher depending on the insurance operation’s earnings in calendar 2006 and 2007. The Stock Purchase Agreement contains representations and warranties of the parties, covenants, conditions to closing, indemnification provisions, non-competition agreements and other customary provisions. The acquisition is expected to close during the fourth quarter of 2005.
     Danaher Insurance will become a subsidiary of Alliance Bank and will be renamed Alliance Insurance Corporation when the acquisition closes. Thomas P. Danaher is the current President of Danaher Insurance and will become President of Alliance Insurance Corporation. Thomas P. Danaher is the son of Thomas P. Danaher, Sr. who is (i) a member and recent chairman of the board of directors of Alliance Bankshares and (ii) the founder of Danaher Insurance. Thomas P. Danaher, Sr. retired from actively running Danaher Insurance and transferred his interest in the company to his son in March 1996, and receives certain retirement benefits from the agency. Alliance Bankshares’ and Alliance Bank’s boards of directors were fully apprised of the relationship between father and son and Danaher Insurance before determining that the acquisition was in the best interests of both Alliance Bankshares and Alliance Bank and Alliance Bankshares’ shareholders. Marsh, Berry and Company of Concord, Ohio assisted management in the negotiation of the Stock Purchase Agreement, and both management and the board of directors believe that the acquisition is the result of an arms length transaction.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

10.9	Stock Purchase Agreement dated as of October 6, 2005, by and between Thomas P. Danaher, Thomas P. Danaher and Company, Inc. and Alliance Bank Corporation.

99.1	Alliance Bankshares Corporation press release dated October 7, 2005 (incorporated by reference to Exhibit 99.1 to Form 8-K filed October 7, 2005).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Bankshares Corporation (Registrant)
By:	/s/ Paul M. Harbolick, Jr.
Paul M. Harbolick, Jr.
Executive Vice President & Chief Financial Officer

Date: October 12, 2005